UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 27, 2017
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2017, Willem Mesdag provided notice to Encore Capital Group, Inc. (the “Company”) that he intended to resign as a director and non-executive chairman of the Board of Directors of the Company (the “Board”). Mr. Mesdag’s decision to resign was not the result of any disagreement with the Company. Mr. Mesdag’s resignation was effective November 1, 2017.
On November 1, 2017, the Board unanimously elected Michael Monaco, who is currently the chair of the Audit Committee, to the position of non-executive chairman of the Board.
Item 7.01.    Regulation FD Disclosure.
On November 2, 2017, the Company issued a press release announcing Mr. Mesdag’s resignation. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission pursuant to Item 7.01, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated November 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: November 2, 2017	/s/ Greg Call
Greg Call
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 2, 2017